As filed with the Securities and Exchange Commission on October 3, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Lowe’s Companies, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0578072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Ross W. McCanless
Senior Vice President, General Counsel and Secretary
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
Telephone: (704) 758-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ernest S. DeLaney III, Esq.
Moore & Van Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202-4003
Telephone: (704) 331-1000

Approximate date of commencement of proposed sale to the public:
From time to time after the registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-55252
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
Title of Each	Amount	Maximum	Aggregate	Amount of
Class of Securities	To Be	Offering Price Per	Offering	Registration
to Be Registered	Registered	Share	Price	Fee
Debt Securities	$80,700,000	100%	$80,700,000	$9,499

     This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462 (b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE
     This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The registrant incorporates by reference into this Registration Statement the contents, including exhibits, of the prior Registration Statement on Form S-3 (Registration No. 333-55252), which was filed with the Securities and Exchange Commission (the “SEC”) on February 8, 2001, as amended by Pre-Effective Amendment No. 1, which was filed with the SEC on March 7, 2001.
     The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mooresville, state of North Carolina, on October 3, 2005.

LOWE’S COMPANIES, INC.
By:	/s/ Robert A. Niblock
Robert A. Niblock
Chairman of the Board, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Robert A. Niblock Robert A. Niblock	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	October 3, 2005
/s/ Robert F. Hull, Jr. Robert F. Hull, Jr.	Executive Vice President and Chief Financial Officer (principal financial officer)	October 3, 2005
/s/ Kenneth W. Black, Jr. Kenneth W. Black, Jr.	Senior Vice President and Chief Accounting Officer (principal accounting officer)	October 3, 2005
* Leonard L. Berry, Ph.D.	Director	October 3, 2005
* Peter C. Browning	Director	October 3, 2005
* Paul Fulton	Director	October 3, 2005
* Dawn E. Hudson	Director	October 3, 2005

Signature	Title	Date
* Robert A. Ingram	Director	October 3, 2005
Robert L. Johnson	Director
Marshall O. Larsen	Director
* Richard K. Lochridge	Director	October 3, 2005
Stephen F. Page	Director
O. Temple Sloan, Jr.	Director
     Robert A. Niblock, by signing his name below, signs this document on behalf of each of the above-named persons specified with an asterisk (*), pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission in the registrant’s Registration Statement on Form S-3 on February 8, 2001.

/s/ Robert A. Niblock Attorney-in-fact

Exhibit Index

Exhibit
Number	Description
5.1	Opinion of Moore & Van Allen PLLC with respect to the legality of the securities being registered
15.1	Letter of Deloitte & Touche LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to Registration Statement on Form S-3 (Registration No. 333-55252) as filed with the Securities and Exchange Commission on February 8, 2001)